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                                                                      EXHIBIT 3a



                                    Exhibit A
                                    ---------


                  Amendments to the By-Laws of The Geon Company
               Duly Approved and Adopted by the Board of Directors
                     at a Meeting of the Board of Directors
                              Held August 1, 1996.


                  1. SECTION 2 OF ARTICLE I IS HEREBY AMENDED IN ITS ENTIRETY AS
FOLLOWS:

                  "SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chief Executive Officer or by the Board of Directors, pursuant to a resolution adopted by a majority of the total number of directors which the Board would have if there were no vacancies (the "Whole Board"), at such times and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof."

                  2. SECTION 3 OF ARTICLE I IS HEREBY AMENDED BY INSERTING AFTER THE LAST SENTENCE THEREOF THE FOLLOWING:

                  "Any special meeting of the stockholders may be cancelled by resolution of the Whole Board upon public notice given prior to the date previously scheduled for such meeting of the stockholders."

                  3. THE HEADING OF SECTION 4 OF ARTICLE I IS HEREBY AMENDED BY ADDING THE WORD "ADJOURNMENT" AT THE END OF THE HEADING THEREOF, SO THAT THE HEADING WILL READ IN ITS ENTIRETY AS FOLLOWS:

                  "QUORUM AND ADJOURNMENT."

                  4. THE SECOND SENTENCE OF SECTION 4 OF ARTICLE I IS HEREBY AMENDED IN ITS ENTIRETY AS FOLLOWS:

                  "The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of holders of a sufficient number of shares such that less than a quorum remains. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum present. No notice of the time and place of adjourned meetings need be given except as required by law."


                  5. SECTION 8 OF ARTICLE I IS HEREBY AMENDED IN ITS ENTIRETY AS
FOLLOWS:

                  "SECTION 8. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, with or without prior notice and with or without a vote, only if, prior to such action, a written consent of consents thereto, setting forth such action, is signed by the holders of record of all of the shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon."


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                  6. SECTION 2 OF ARTICLE III IS HEREBY AMENDED BY DELETING FROM
THE SECOND SENTENCE THEREOF THE WORDS "ENTIRE BOARD" AND INSERTING THEREAT THE WORDS "WHOLE BOARD" AND BY DELETING THE THIRD SENTENCE THEREOF IN ITS ENTIRETY.


                  7. SECTION 4 OF ARTICLE III IS HEREBY AMENDED BY DELETING THE PHRASE "OR BY A MAJORITY VOTE OF THE RECORD HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF STOCK OF THE CORPORATION, ISSUED AND OUTSTANDING AND ENTITLED TO VOTE," THEREFROM.


                  8. SECTION 8 OF ARTICLE III IS HEREBY AMENDED BY deleting from the first sentence thereof the words "entire Board" and inserting thereat the words "Whole Board".

                  9. THE LAST SENTENCE OF SECTION 11 OF ARTICLE III IS HEREBY AMENDED BY DELETING THE WORDS "BY A VOTE OF THE STOCKHOLDERS" THEREFROM.


                  10. SECTION 5 OF ARTICLE V IS HEREBY DELETED IN ITS ENTIRETY.

                  11. SECTIONS 4, 6, 7, AND 8 OF ARTICLE V ARE HEREBY RENUMBERED TO BE SECTIONS 5, 9, 10, AND 11, RESPECTIVELY.


                  12. A NEW SECTION 4 IS HEREBY ADDED TO ARTICLE V, WHICH SHALL READ IN ITS ENTIRETY AS FOLLOWS:

                  "SECTION 4. RIGHT TO INDEMNIFICATION. The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such expenses to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such payment or payments of expenses from time to time; PROVIDED, HOWEVER, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article V or otherwise."


                  13. SECTION 5 OF ARTICLE V IS HEREBY AMENDED IN ITS ENTIRETY AS FOLLOWS:

                  "SECTION 5. SPECIFIC AUTHORIZATION. To obtain indemnification under this Article V, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the


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         claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Section 1 or Section 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made by (a) the stockholders, (b) the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (c) (1) even if such quorum is not obtainable, if a quorum of Disinterested Directors so directs or
         (2) if a Change of Control shall have occurred, by an Independent Counsel in a written opinion, which Independent Counsel shall be selected by a majority vote of a quorum of Disinterested Directors or, if a Change of Control shall have occurred, by the claimant. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination."


                  14. A NEW SECTION 6 IS HEREBY ADDED TO ARTICLE V, WHICH SHALL READ IN ITS ENTIRETY AS FOLLOWS:

                  "SECTION 6. SUIT AGAINST CORPORATION. If a claim under Section 1 or 2 of this Article V is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 5 of this Article V has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware or this Article V for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware or this Article V, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct."


                  15. A NEW SECTION 7 IS HEREBY ADDED TO ARTICLE V, WHICH SHALL READ IN ITS ENTIRETY AS FOLLOWS:

                  "SECTION 7. CORPORATION BOUND. If a determination shall have been made pursuant to Section 5 of this Article V that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6 of this Article V."


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                  16. A NEW SECTION 8 IS HEREBY ADDED TO ARTICLE V, WHICH SHALL
READ IN ITS ENTIRETY AS FOLLOWS:

                  "SECTION 8. PRECLUSION. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6 of this Article V that the procedures and presumptions of this
         Article V are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article V."


                  17. SECTION 11 OF ARTICLE V IS HEREBY AMENDED IN ITS ENTIRETY AS FOLLOWS:

                  "SECTION 11. INVALIDITY OF ANY PROVISIONS OF THIS ARTICLE. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of the remaining provisions of this Article V, and, to the fullest extent possible, such provisions of this Article V (including, without limitation, each such portion of any Section of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable."

                  18. A NEW SECTION 12 IS ADDED TO ARTICLE V, WHICH SHALL READ IN ITS ENTIRETY AS FOLLOWS:

                  "SECTION 12. DEFINITIONS.  For purposes of this Article V:

                  "(A)     "Change of Control" means:

                           "(1) the acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); PROVIDED, HOWEVER, that for purposes of this paragraph (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (3) below; PROVIDED, FURTHER, that if any Person's beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Corporation Voting Securities; and provided, further, that if at least a majority of the members


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                  of the Incumbent Board (as defined below) determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Corporation Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Corporation Voting Securities, then no Change of Control shall have occurred as a result of such Person's acquisition; or

                           "(2) individuals who, as of August 1, 1996,
                  constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; PROVIDED, HOWEVER, that any individual becoming a director subsequent to August 1, 1996, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, except that, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be considered a member of the Incumbent Board; or

                           "(3) the consummation of a reorganization, merger or
                  consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation ("Business Combination"); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of


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                  the initial agreement, or of the action of the Board of
                  Directors, providing for such Business Combination; or

                           "(4) approval by the stockholders of the Corporation
                  of a complete liquidation or dissolution of the Corporation.

                  "(B) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                  "(C) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this
         Article V."


                  19. A NEW SECTION 13 IS ADDED TO ARTICLE V, WHICH SHALL READ IN ITS ENTIRETY AS FOLLOWS:

                  "SECTION 13. NOTICE. Any notice, request or other communication required or permitted to be given to the Corporation under this Article V shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary."


                  1. Section 1 of Article IX is hereby amended by deleting from the third sentence thereof the words "entire Board" and inserting thereat the words "Whole Board".


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